EXHIBIT 99.1

HMS MAKES STRATEGIC INVESTMENT IN MEDADVISOR

Planned Investment Marks the Beginning of Strategic Relationship to
Enhance Medication Adherence through Advanced Mobile and Web Apps

Irving, TX – October 6, 2019 –HMS Holdings Corp. (Nasdaq: HMSY), a leading U.S.-based provider of healthcare technology, analytics and engagement solutions, today announced that HMS, through a subsidiary, will make a strategic investment of $7.5 million (US) in ordinary shares of MedAdvisor Limited (ASX: MDR), Australia’s leading digital medication management company. HMS intends to fund the investment with cash on hand. Upon completion of the transaction, HMS will hold an approximate 13% ownership stake in MedAdvisor. In connection with its investment, HMS will gain one board seat on MedAdvisor’s board of directors, which will be occupied by Jeff Sherman, Chief Financial Officer of HMS.
This investment also marks the launch of a strategic relationship with MedAdvisor to tackle the global issue of medication non-adherence. Patient non-adherence to their medications is a global issue, and improving adherence benefits patients as well as doctors, and pharmacists and payers. The World Health Organization estimates adherence to long-term medication therapies in developed nations to be 50%, and that increasing the effectiveness of adherence interventions may have a far greater impact on the health of the population than any improvement in specific medical treatments.1
MedAdvisor offers an advanced software platform that helps make medication management easier by organizing all of a patient's medication and prescription information on the patient's smart phone, tablet or PC. MedAdvisor connects to each patient's pharmacy to provide automatic details of the patient's medication and prescriptions to help them take medication safely, effectively and on-time. The MedAdvisor app reminds patients when they need to see their doctor for a new script, reminds them to take each dose and reminds them when they need to refill their script.
The investment aligns with HMS’ strategy to evolve its Population Health Management capabilities in the U.S., advance growth and foster continued innovation. It is expected to help MedAdvisor drive its domestic growth through sales and marketing and further technology development, and accelerate international expansion through MedAdvisor's partnering strategy in the US, South East Asia and the UK. For example, MedAdvisor's partnership agreement with AdherisHealth enables a streamlined entry into the U.S. market through Adheris’ existing network of more than 26,000 retail pharmacies reaching over 197 million patients.
"MedAdvisor’s advanced technology platform is already having a meaningful impact on helping people manage their medications safely and effectively,” said Bill Lucia, HMS’ chairman and CEO. “We look forward to building a highly successful alliance, pairing MedAdvisor’s platform with our Population Health Management solutions. We expect this to expand utilization of MedAdvisor's digital adherence programs across the U.S. through our health plan customer relationships and in Australia where we have an opportunity to integrate our patient engagement solutions and leverage our burgeoning partnerships in that country."

Robert Read, CEO of MedAdvisor, added, "We have proven that we can deliver a safe, effective and automated solution to improve medication adherence as well as health literacy for patients every day. We are excited to partner with HMS on our journey to create a global digital medication management infrastructure and a better approach to prescription adherence for millions of people."
MedAdvisor’s other global partners include Day Lewis Pharmacy, MedExpress, PDX and Zuellig Pharma, providing an established operational footprint in the US, Australia and Asia.
About HMS
HMS advances the healthcare system by helping payers reduce costs and improve health outcomes. Through our industry-leading technology, analytics and engagement solutions, we save billions of dollars annually while helping consumers lead healthier lives. HMS provides a broad range of coordination of benefits, payment integrity, population risk analytics, care management and member engagement solutions that help move the healthcare system forward. Visit us at www.hms.com and follow us on Twitter at @HMSHealthcare.
About MedAdvisor
MedAdvisor is a world class medication management platform that empowers users to more simply manage their medication and improve adherence. MedAdvisor’s highly automated and intuitive Australian software system connects users to tools and education materials from their local/preferred pharmacy. Available free on mobile and internet devices, the platform also incorporates a variety of valuable and convenient features including reminders, pre-ordering of medications and medicines information, which together improves adherence to chronic medications by over 20%.
Trademarks
HMS and the HMS logo are registered trademarks of HMS Holdings Corp. and/or its affiliates. Other names may be trademarks of their respective owners.
HMS Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to HMS' current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “continue,” “estimates,” “expect,” “intend,” “look forward,” “may,” “strategy,” and “will” and similar references, although some forward-looking statements may be expressed differently. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements. Factors that could cause or contribute to such differences, include, but are not limited to: our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities and strategic relationships we are pursuing, and the successful execution and implementation of such investments (including MedAdvisor), acquisitions and strategic relationships; our ability to successfully integrate acquired businesses and realize synergies; our ability to comply with current and future legal and regulatory requirements; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
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HMS Contacts:

Investor Contact:      Media Contact:
Robert Borchert       Lacey Hautzinger
SVP, Investor Relations      Sr. Director, External Communications
robert.borchert@hms.com      lacey.hautzinger@hms.com
469-284-2140       469-284-7240

1. See the World Health Organization's Essential Medicines and Health Products Information Portal at https://apps.who.int/medicinedocs/en/d/Js4883e/7.1.2.html